FOR IMMEDIATE RELEASE

--------------------------------------------------------------------------------

           Commonwealth Energy Group Announces Date for Annual Meeting

--------------------------------------------------------------------------------


COSTA MESA, CA. - September 24, 2004 - Commerce Energy Group, Inc. (AMEX: EGR), a leading U.S. electricity service provider, announced today that it has set Wednesday, January 12, 2005 as the date for its Annual Meeting relating to its 2004 fiscal year. Under Commerce's Bylaws and applicable rules of the Securities and Exchange Commission, any stockholder proposals or director nominations must be submitted to Commerce's principal executive offices located at Commerce Energy Group, Inc., 600 Anton Boulevard, Suite 2000, Costa Mesa, California,
Attention: Corporate Secretary, by no later than October 4, 2004, to be considered at the Annual Meeting. Any such proposals or nominations must also comply with applicable SEC rules and contain the information specified by and otherwise comply with Commerce's Bylaws. Any stockholder wishing to receive a copy of Commerce's Bylaws should direct a written request to the Corporate Secretary at Commerce's principal executive offices.

About Commerce Energy Group, Inc.


Commerce Energy Group, Inc. is a provider of energy products and services to homeowners, commercial and industrial consumers, utilities, governments and energy asset owners. Operating since 1998 as Commonwealth Energy Corporation, Commerce Energy Group now operates through its subsidiaries including Commonwealth Energy Corporation, which holds FERC and state licenses for retail and wholesale energy commodities and is a retail electricity provider to homes and businesses in California, Michigan, Pennsylvania and New Jersey under the brand name "electricAmerica"; Skipping Stone, an energy consulting firm; and utiliHost, an outsourcing services and technology provider. For more information visit www.CommerceEnergy.com.


       For more information, contact:

       Investor Relations
       David Barnes
       Vice President Finance &
       Investor Relations
       dbarnes@electric.com
       714-259-2500

       Commerce Energy Group, Inc.
       600 Anton Boulevard, Suite 2000
       Costa Mesa, CA 92626
       Tel: 1-800-ELECTRIC(R)